Exhibit 23.2

KPMG LLP
Suite 1400
55 Second Street
San Francisco, CA 94105

Consent of Independent Registered Public Accounting Firm
The Members
Wells Fargo Bank, N.A.
First Data Merchant Services Corporation; and
The Executive Sponsors
Wells Fargo Merchant Services, LLC:

We consent to the incorporation by reference in the registration statement (No. 333-207439) on Form S-8 of First Data Corporation of our report dated February 15, 2019, with respect to the balance sheets of Wells Fargo Merchant Services, LLC as of December 31, 2018 and 2017, and the related statements of revenues and expenses, members’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the "financial statements"), not included herein, which report appears in the annual report in the Form 10‑K of First Data Corporation dated February 26, 2019.

San Francisco, California
February 26, 2019

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with
KPMG International Cooperative (“KPMG International”), a Swiss entity.